Exhibit 99

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of American Portable Telecom, Inc.:

         We have audited the accompanying consolidated balance sheets of American Portable Telecom, Inc. (a Delaware Corporation in the development stage and a wholly owned subsidiary of Telephone and Data Systems, Inc.) and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, and for the period from inception (July 23, 1991) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Portable Telecom, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, and for the period from inception to December 31, 1995, in conformity with generally accepted accounting principles.


                               ARTHUR ANDERSEN LLP

Chicago, Illinois
February 20, 1996
(except with respect to Note 2.(i),
as to which the date is June 4, 1996)

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                  Cumulative
                                    Year Ended December 31.    July 23, 1991 to
                                  1993       1994      1995   December 31, 1995
                                  ----       ----      ----   -----------------
                                (Dollars in thousands, except per share amounts)

OPERATING EXPENSES:
  Development costs-affiliate  $     60   $    856   $  1,221     $  2,247
  Development costs-other            --      1,119      2,767        3,963
  General and administrative          5          2      3,574        3,586
                               --------   --------   --------     --------

OPERATING (LOSS)                    (65)    (1,977)    (7,562)      (9,796)
Other income-affiliate                2          2         49           57
                               --------   --------   --------     --------

(LOSS) BEFORE INTEREST
  AND INCOME TAXES                  (63)    (1,975)    (7,513)      (9,739)
Interest expense-affiliate           40         50      1,051        1,156
                               --------   --------   --------     --------

(LOSS) BEFORE INCOME TAXES        (103)     (2,025)    (8,564)     (10,895)
Income tax (benefit)               (36)       (742)    (2,096)      (2,943)
                               --------   --------   --------     --------
NET (LOSS)                     $   (67)   $ (1,283)  $ (6,468)    $ (7,952)
                               ========   ========   ========     ========
PRO FORMA-See Note 2(k):
  WEIGHTED AVERAGE
      COMMON SHARES              59,086     59,086     59,086       59,086
  (LOSS) PER COMMON SHARE      $     --   $   (.02)  $   (.11)    $   (.13)
                               ========   ========   ========     ========



       The accompanying notes to consolidated financial statements are an integral part of these statements.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       Cumulative
                                                    Year Ended December 31,        July 23, 1991 to
                                             1993         1994          1995       December 31, 1995
                                             ----         ----          ----       -----------------
                                                     (Dollars in thousands)

CASH FLOWS FROM OPERATING
    ACTIVITIES
    Net (loss)                            $    (67)    $  (1,283)   $   (6,468)         $   (7,952)
    Add (Deduct) adjustments to
        reconcile net (loss) to net cash
        provided (used) by
        operating activities:
    Depreciation                                --            --            47                  47
    Change in cash-restricted                   --            --          (416)               (416)
    Change in accounts payable-affiliates
        and accrued interest-affiliate          28            47         2,676               2,781
    Change in accounts payable-other           (55)           --         6,401               6,401
    Change in income tax refund
        receivable-affiliate                    --          (112)      (12,320)            (12,502)
    Change in deferred tax asset/
        liability-net                          (35)         (630)       10,407               9,742
    Change in deferred charges                 (70)          414            --                  --
    Change in other assets                      --            --          (201)               (201)
                                           -------       -------      --------           ---------
                                              (199)       (1,564)          126              (2,100)

CASH FLOWS FROM FINANCING
    ACTIVITIES
    Change in revolving credit
        agreement - TDS                        200        22,009       297,937             320,596
    Issuance of common stock                    --            --            --                  40
                                           -------       -------      --------           ---------
                                               200        22,009       297,937             320,636

CASH FLOWS FROM INVESTING
    ACTIVITIES
    Investment in PCS licenses                  --       (20,401)     (285,417)           (305,818)
    Change in temporary cash and
        other investments-affiliate            (14)          (38)         (261)               (323)
    Additions to work in process
        ($945 affiliate in 1995)                --            --        (8,058)             (8,058)
    Additions to property and equipment         --            --        (4,076)             (4,076)
                                           -------       -------      --------           ---------
                                               (14)      (20,439)     (297,812)           (318,275)
                                           -------       -------      --------           ---------
    Net Increase (Decrease) in Cash and
        Cash Equivalents                       (13)            6           251                 261
    Cash and Cash Equivalents -
        Beginning of period                     17             4            10                  --
                                           -------       -------      --------           ---------

        End of period                     $      4      $     10     $     261          $      261
                                           =======       =======      ========           =========

       The accompanying notes to consolidated financial statements are an integral part of these statements.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                           December 31,
                                                      --------------------
                                                      1994            1995
                                                      ----            ----
                                                     (Dollars in thousands)
CURRENT ASSETS
      Cash and cash equivalents-affiliate          $      10       $     261
      Cash-restricted                                     --             416
      Temporary cash investments-affiliate                 7             107
      Other investments-affiliate                         55             216
      Note receivable-affiliate                           --          28,836
      Income tax refund receivable-affiliate             182          12,502
      Other                                               --             201
                                                   ---------       ---------
                                                         254          42,539
                                                   ---------       ---------
FIXED ASSETS AND LICENSES
      Property and equipment-net of accumulated
      deprecation of $47                                  --           4,029
      Work in process ($945 affiliate in 1995)            --           8,058
      Investment in PCS licenses                      20,401         305,818
                                                   ---------       ---------
                                                      20,401         317,905
                                                   ---------       ---------
DEFERRED TAX ASSET-NET                                   665              --
                                                   ---------       ---------
TOTAL ASSETS                                       $  21,320       $ 360,444
                                                   =========       =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable-affiliates                  $      --       $   1,284
      Accounts payable-other                              --           6,401
      Accrued interest-affiliate                         105           1,497
                                                   ---------       ---------
                                                         105           9,182
                                                   ---------       ---------
REVOLVING CREDIT AGREEMENT-TDS                        22,659          60,238
                                                   ---------       ---------
DEFERRED TAX LIABILITY-NET                                --           9,742
                                                   ---------       ---------

COMMON SHAREHOLDERS' EQUITY
      Common stock, $1.00 par value;
          authorized 10,000 shares; issued
          and outstanding 1,000 shares                     1               1
      Additional paid-in capital                          39         289,233
      Deficit accumulated during the
          development stage                           (1,484)         (7,952)
                                                   ---------       ---------
                                                      (1,444)        281,282
                                                   ---------       ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $  21,320       $ 360,444
                                                   =========       =========


       The accompanying notes to consolidated financial statements are an integral part of these statements.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY




                                          Additional                 Total
                                Common     Paid-In      Retained   Shareholders'
                                 Stock     Capital       Deficit      Equity
                                --------  ----------    --------   ------------
                                          (Dollars in thousands)

Balance at July 23, 1990       $      --   $      --     $     --    $      --
    Common Stock Issuance              1          39           --           40
    Net (loss)                        --          --           --           --
                               ---------   ---------     --------    ---------
Balance at December 31, 1991           1          39           --           40
    Net (loss)                        --          --         (134)        (134)
                               ---------   ---------     --------    ---------
Balance at December 31, 1992           1          39         (134)         (94)
    Net (loss)                        --          --          (67)         (67)
                               ---------   ---------     --------    ---------
Balance at December 31, 1993           1          39         (201)        (161)
    Net (loss)                        --          --       (1,283)      (1,283)
                               ---------   ---------     --------    ---------
Balance at December 31, 1994           1          39       (1,484)      (1,444)
    Capital Contribution              --     289,194           --      289,194
    Net (loss)                        --          --       (6,468)      (6,468)
                               ---------   ---------     --------    ---------
Balance at December 31, 1995   $       1   $ 289,233     $ (7,952)   $ 281,282
                               =========   =========     ========    =========



       The accompanying notes to consolidated financial statements are an integral part of these statements.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995

1.        ORGANIZATION OF BUSINESS

         American Portable Telecom, Inc. (the "Company") is a wholly owned subsidiary of Telephone and Data Systems, Inc. ("TDS"). The Company was incorporated in Delaware on July 23, 1991, as American Portable Telecommunications, Inc. and changed its name to American Portable Telecom, Inc. effective December 14, 1995. The Company was formed to acquire Personal
Communications Services ("PCS") licenses, construct PCS networks in its Metropolitan Trading Areas ("MTAs") and offer wireless PCS communications services in these areas. The Company acquired its licenses in the Federal Communications Commission ("FCC") broadband Block A and Block B PCS auction (the "PCS auction") which concluded in March 1995. The Company is the fifth-largest licensee of PCS in the United States in terms of population equivalents ("POPs"), with licenses in the Columbus (Ohio), Houston (Texas), Kansas City (Missouri), Minneapolis (Minnesota), Pittsburgh (Pennsylvania), Tampa-St. Petersburg-Orlando (Florida), Alaska and Guam MTAs. The Company currently has plans to construct networks in its six primary MTAs, excluding Alaska and Guam (See Note 7-Sale of Licenses), which include approximately 27.3 million POPs.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Development stage company

         The Company was originally incorporated to conduct development activities to obtain a Pioneer's Preference broadband PCS license from the FCC. In 1994, the Company learned it would not be obtaining a Pioneer's Preference and charged to expense the book value of all assets related to that activity. Subsequent to that event, the Company devoted substantially all of its efforts to planning for and participating in the PCS auction. Since its acquisition of PCS licenses, the Company has been devoting substantially all of its efforts to recruiting an experienced management team, developing and executing a business plan, raising capital and designing and constructing a PCS network in each of its six primary MTAs. Its planned principal operations have not yet commenced. The Company expects to commence service in early 1997. Accordingly, the Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

         (b)      Principles of consolidation

         The accounting policies of the Company and its subsidiaries conform to generally accepted accounting principles. The consolidated financial statements include the accounts of American Portable Telecom, Inc. and its subsidiaries. During 1995, the Company established the following subsidiaries which are wholly owned and are therefore included in the consolidated financial statements: APT Operating Company, Inc., which owns 100% of APT Columbus, Inc.; APT Kansas City, Inc.; APT Tampa/Orlando, Inc.; APT Minneapolis, Inc.; APT Houston, Inc.; APT Pittsburgh General Partner, Inc.; APT Alaska, Inc.; and APT Guam Inc.; and 46% of APT Pittsburgh Limited Partnership. APT Pittsburgh General Partner, Inc. owns the remaining 54% of APT Pittsburgh Limited Partnership. All significant intercompany balances and transactions have been eliminated. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         (c)      Pension plan

         Effective July 1, 1995, the Company began participating in the United States Cellular Corporation (a subsidiary of TDS) Employees' Pension Trust I (the "Pension Trust"), a qualified noncontributory defined contribution pension plan. The Pension Trust provides pension benefits for the Company's employees. Under this plan, pension benefits and costs are calculated separately for each participant and are funded currently. Pension costs were $11,000 in 1995.

         (d)      Cash and cash equivalents-affiliate
                  and Temporary cash investments-affiliate

         Cash and cash equivalents consists of cash on hand and those short term, highly liquid investments with original maturities of three months or less. Those investments with original maturities of greater than three months to twelve months are classified as temporary cash investments. The carrying amounts reported in the balance sheet for cash and cash equivalents and temporary cash investments approximate their fair values.

         (e)      Cash-restricted

         Restricted cash consists of $400,000 deposited into a guarantee-related escrow account in March 1995, plus accumulated interest. The interest-bearing escrow account was established in connection with the acquisition of the license for the Pittsburgh MTA. The escrow account must remain intact until March 1996, at which time the Company will have discretionary control over the account.

         (f)      Other investments-affiliate

         All of the Company's investments result from its participation in the TDS cash management program (See Note 5-Related Party Transactions), and are classified as held to maturity. At December 31, 1995, the amortized cost of the current marketable securities and those with maturities between one and five years approximated their aggregate fair value.

         (g)      Property and equipment

         Property and equipment is stated at original cost and includes and will include primarily computer equipment, office equipment, and leasehold improvements during the development stage of the Company. Depreciation is provided based on the straight-line method over the estimated useful lives of the respective assets, generally three years for computer equipment and five years for office equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment consists of:
                                          1994                1995
                                          ----                ----
                                               (in thousands)

Computer equipment                  $        --         $     2,120
Office equipment                             --               1,462
Leasehold improvements                       --                 494
                                    -----------         -----------
                                             --               4,076
Accumulated depreciation                     --                 (47)
                                    -----------         -----------
Property and equipment-net          $        --         $     4,029
                                    ===========         ===========


         (h)      Work in process

         Work in process includes and will include expenditures for the design, construction and testing of the Company's PCS networks as well as the cost to relocate dedicated private microwave links currently operating in the Company's spectrum in its six primary MTAs. Work in process also includes the costs associated with developing information systems. The Company will capitalize interest where appropriate on certain of its work in process expenditures. When the assets are placed in service, the Company will transfer the assets to the appropriate property and equipment category and depreciate these assets over their respective estimated useful lives, generally ten to twelve years for network equipment, except for base station controllers which will be depreciated over four years, and generally five to ten years for information systems. The Company expects to commence PCS service in early 1997.

         (i)      Investment in PCS licenses

         Investment in licenses is recorded at historical cost, which includes the $289.2 million purchase price of the eight PCS licenses acquired by the Company in the PCS auction plus capitalized interest of $16.6 million incurred while readying the licenses in the Company's six primary MTAs for use. The Company recorded capitalized interest through December 31, 1995, when TDS contributed approximately $289.2 million in equity capital to the Company for the original cost of its eight licenses. The Company did not capitalize interest related to the Alaska and Guam licenses, which have a combined book value of $1.5 million, because the Company is currently attempting to sell these two licenses and is therefore not readying these assets for use. At December 31, 1995, the Company evaluated whether any impairment in value of the licenses had occurred by comparing the estimated undiscounted future cash flows associated with the licenses with the carrying amount. The Company concluded that no impairment in value had occurred because the undiscounted future cash flows exceed the carrying amount. The Company will begin amortizing these licenses over 40 years upon commencement of service, which is expected in early 1997. The December 31, 1994, balance represents a $20.4 million deposit made on November 18, 1994, which qualified the Company to bid on up to approximately 34 million POPs in the PCS auction.

         (j)      Operating expenses

         Costs incurred in the development and administration of the Company which do not relate to the

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

design or construction of specific identifiable assets have been charged to operations as incurred.

         (k)      Pro forma (loss) per Common Share

         Pro forma (loss) per Common Share was computed based on the weighted average of Common and Series A Common Shares outstanding during the periods, adjusted to give retroactive effect to the recapitalization in conjunction with the Company's 1996 initial public offering, as if this transaction had occurred at January 1, 1993. (See Note 9-Subsequent Events-Recapitalization.)

         (l)      Supplemental cash flow disclosures

         During 1995, the Company incurred interest charges of $17.7 million related to its Revolving Credit Agreement with TDS. Of this amount, the Company capitalized $16.6 million relating to the development of its PCS licenses. The remaining $1.1 million was charged to operations. The Company did not pay interest during 1993, 1994 or 1995, but rather increased the amount payable to TDS under the Revolving Credit Agreement by the amount of the accrued interest on a quarterly basis.

         Taxable losses generated by the Company in 1993 and 1994 resulted in cash payments of $36,000 and $113,000, respectively, from TDS. Such payments were received in 1995. (See Note 3-Income Taxes.)

         Effective December 31, 1995, TDS contributed $289.2 million of equity to the Company to cover the original cost of the eight PCS licenses by converting approximately $260.4 million of the amount outstanding under the Revolving Credit Agreement and issuing a note payable to the Company for approximately $28.8 million. The Company received no cash in this conversion. The Company received payment for the entire note receivable-affiliate by February 14, 1996.

3.        INCOME TAXES

         For federal income tax purposes, the Company is included in the TDS consolidated tax return. For financial reporting purposes, the Company computes its federal income tax as if it were not a member of the TDS group but filed a separate return. TDS currently reimburses the Company for the federal benefit of any net operating loss generated by the Company and its subsidiaries which reduces the provision for income taxes reflected in TDS's consolidated statements of income. The Company has recorded these amounts in "Income tax refund receivable-affiliate." See Note 2 (l)-Summary of Significant Accounting Policies-Supplemental cash flow disclosures.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995

3.        INCOME TAXES (Continued)

         The Company records all deferred tax liabilities or assets for the deferred tax consequences of all temporary differences. Income tax provisions are summarized below:

                                                1993         1994        1995
                                                ----         ----        ----
Federal income tax provision (benefit):
      Current                                $    (36)    $   (113)  $ (12,502)
      Deferred                                     --         (629)      9,574
State income tax provision:
      Current                                      --           --          --
      Deferred                                     --           --         832
                                             --------     --------    --------
Income tax (benefit)                         $    (36)    $   (742)   $ (2,096)
                                             ========     ========    ========


         The temporary differences which gave rise to significant portions of the net deferred tax asset (liability) were as follows:

                                                             1994        1995
                                                             ----        ----
Deferred tax asset:
      Deferred charges                                    $    796    $  3,974
      State operating loss carryforwards                        39       1,539
      Less: valuation allowance                               (170)     (1,291)
                                                          --------    --------
Total deferred tax asset                                  $    665    $  4,222
                                                          ========    ========
Deferred tax liability:
      Deferred charges                                    $     --    $ (6,956)
      Licenses                                                  --      (7,008)
                                                          --------    --------
Total deferred tax liability                              $     --    $(13,964)
                                                          ========    ========
Net deferred tax asset (liability)                        $    665    $ (9,742)
                                                          ========    ========

         A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has established a valuation allowance primarily related to state net operating loss carryforwards that may expire before they are utilized.

         The statutory federal income tax rate is reconciled to the Company's effective income tax rate below:

                                                1993         1994        1995
                                                ----         ----        ----
Statutory federal income tax rate                35.0%        35.0%       35.0%
State income taxes, net of federal benefit        --            --        (9.7)
Other                                             --            --         (.8)
                                              -------       -------     -------
Effective income tax rate                       35.0%         35.0%       24.5%
                                              =======       =======     =======

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995


3.        INCOME TAXES (Continued)

         Subsequent to year end, the Company intends to amend its Tax Allocation Agreement with TDS. (See Note 9-Subsequent Events-Tax Allocation Agreement.)

4.        REVOLVING CREDIT AGREEMENT

         The Company entered into a Revolving Credit Agreement with TDS on August 1, 1995, which was last amended on December 31, 1995, under which all of the outstanding obligations of the Company to TDS are incorporated. Pursuant to the Revolving Credit Agreement, which matures on December 31, 1998, the Company may borrow up to an aggregate of $250 million from TDS at an interest rate equal to 1 1/2% above the prime lending rate announced from time to time by LaSalle National Bank of Chicago until the principal amount becomes due (whether at maturity, by acceleration or otherwise); and to pay on demand an interest rate equal to 3 1/2% above such prime lending rate on any overdue principal or overdue installment of interest. The advances made by TDS under the Revolving Credit Agreement are unsecured. Interest on the balance due under the Revolving Credit Agreement is payable quarterly and no principal is payable until its maturity, which is December 31, 1998, or acceleration under certain circumstances, at which time the entire principal balance under the Revolving Credit Agreement then outstanding is scheduled to become due and payable. The Company may prepay the balance due under the Revolving Credit Agreement at any time, in whole or in part, without premium. Any principal so repaid is available for the Company to borrow during the remaining term of the Revolving Credit Agreement, subject to the satisfaction of certain conditions. The terms of the Revolving Credit Agreement also include, among others, restrictions on incurring additional indebtedness and on paying dividends.

         The total amount advanced to the Company under the Revolving Credit Agreement through December 31, 1995, aggregated $320.6 million. On December 31, 1995, TDS, the Company's sole current shareholder, contributed $289.2 million to the equity capital of the Company. No cash was paid to the Company for the equity contribution by TDS. Rather, the Company reduced the amount outstanding under the Revolving Credit Agreement by $260.4 million and recorded a note receivable-affiliate from TDS for the remaining $28.8 million. The Company received payment of the entire note receivable from TDS by February 14, 1996. Additionally, in connection with the equity contribution, the limit on the Revolving Credit Agreement was reduced from $325 million to $250 million, the maturity date was changed from August 1, 1997 to December 31, 1998, and a condition was added which provided that if TDS's ownership of the Company falls below 70%, the outstanding principal will become payable in full six months after such date. The carrying value of the Company's borrowings under the Revolving Credit Agreement approximates the fair value of the borrowings, as the Revolving Credit Agreement is variable debt with the interest rate based on the prime lending rate.

5.        RELATED PARTY TRANSACTIONS

         The Company is billed for all  services  it  receives  from TDS and its subsidiaries, consisting primarily of general management services and information services. Unless otherwise specified by written agreement, services provided by TDS or any of its subsidiaries to another member of the consolidated group are charged on the basis of time reports. The costs of such services and any other expenses incurred jointly on behalf of a number of subsidiaries are charged to those subsidiaries on the basis of the subsidiaries' relative

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995


5.        RELATED PARTY TRANSACTIONS (Continued)

operating revenues and total assets. The Company believes that this method of allocation is reasonable.

         TDS and certain of its affiliates provided the Company with centralized management, accounting, commercial, engineering, and data processing services aggregating $60,000, $.9 million and $1.2 million during 1993, 1994 and 1995, respectively.

         TDS is currently developing a new financial reporting system for all of its subsidiaries, including the Company. The Company has recorded approximately $945,000 related to this system as "Work in process" at December 31, 1995.

         On December 31, 1995, the Company received additional equity funding of $289.2 million from TDS. TDS is the Company's sole shareholder. The Company recorded the $289.2 million in "Additional paid-in capital."

         The Company deposits its excess cash through a cash management program administered by TDS. Deposits made into the program are generally available to the Company and bear interest each month equal to the daily weighted average rate earned on all securities held on behalf of the participants of the program. For financial reporting purposes, the Company reports its proportionate amount of cash and cash equivalents, temporary cash investments and other investments (primarily marketable securities) invested in the program.

6.        COMMITMENTS

         The costs of the Company's development, construction and initial start-up activities will require substantial capital. As of December 31, 1995, the Company had expended approximately $305.8 million for licenses, including capitalized interest, approximately $12.1 million for other capital expenditures and approximately $8.0 million for operations. The Company expects to incur significant operating losses and to generate negative cash flow from operating activities during the next several years, while it develops and constructs its PCS network and builds a PCS customer base. The Company estimates that its aggregate capital requirements for 1996, 1997 and 1998 will total approximately $830 million, with $585 million needed for capital additions and $245 million needed to fund operations.

         The Company and its subsidiaries have leases for certain office facilities and warehouses which are classified as operating leases. For the year ended December 31, 1995, rent expense was $247,000 for term leases and $75,000 for cancelable leases. The Company incurred no rent expense in either 1993 or 1994. At December 31, 1995, the aggregate minimum rental commitments under noncancelable operating leases for the years 1996 through 2000 and 2001 and thereafter, are approximately $1.2 million, $1.2 million, $620,000, $493,000, $487,000 and $409,000, respectively.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995


7.        SALE OF LICENSES

         On November 20, 1995, the Company entered into an agreement to sell its license covering the Guam MTA to an unrelated third party, subject to FCC approval. The FCC has not yet granted approval for this sale. The agreed-upon sales price is in excess of its book value of approximately $142,000 and therefore, no loss has been accrued in the December 31, 1995, financial statements. The Company also intends to sell its license covering the Alaska MTA for a price in excess of its book value of $1.4 million. There can be no assurance that the Company will be able to complete these two transactions, but the Company has no current plans to construct PCS networks in these two MTAs.

8.        EMPLOYEE BENEFIT AND STOCK PLANS

         The following table summarizes the TDS Common Shares issued to the Company's employees for the employee stock ownership plans, adopted by the Company effective July 1, 1995. The individual plans are described below:

                                                        Year Ended
                                                     December 31, 1995
                                                     -----------------
TDS Common Shares
      Employee stock purchase plan                                65
      Tax-deferred savings plan                                   68
      Employee stock options                                  36,780
                                                     ---------------
                                                              36,913
                                                     ===============

         Under an Employee Benefit Plans Agreement relating to the following employee stock plans, the Company has agreed to reimburse TDS in an amount equal to the excess of the fair market value of the TDS Common Shares on the date of purchase over the amount paid for such shares plus amounts paid or to be paid by TDS for taxes, less any amounts paid by the Company's employees for withholding taxes. See "Arrangements and Transactions with TDS -Employee Benefit Plans Agreement."

 Employee Stock Purchase Plan

         The Company adopted the 1993 TDS Employee Stock Purchase Plan effective July 1, 1995. TDS had reserved 72,823 common shares for sale to the employees of TDS and its subsidiaries, including the Company, at $39.50 per share in connection with the Employee Stock Purchase Plan.

 Tax-Deferred Savings Plan

         Effective July 1, 1995, the Company adopted the TDS Tax-Deferred Savings Plan (the "Plan"), a qualified profit sharing plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. TDS has reserved 147,181 common shares for issue under the Plan. Participating employees have the option of investing their contributions in TDS Common Shares, United States Cellular Corporation Common Shares or four other non-affiliated funds. Employer matching contributions, equal to 20% of employee contributions

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995




8.        EMPLOYEE BENEFIT AND STOCK PLANS (Continued)

up to a certain limit, are made in TDS Common Shares.

Employee Stock Options

         Effective July 1, 1995, the Company began providing a long-term incentive plan for its senior managers by adopting the Telephone and Data Systems, Inc. 1994 Long-Term Incentive Plan. TDS has reserved 1,327,221 common shares for options granted. The options are exercisable over a specified period not in excess of ten years from the date they vest. The options expire from 2005 to 2009, or the date of the employee's termination of employment, if earlier. At December 31, 1995, the Company's employees had been granted 36,780 stock options with a weighted average option price of $37.51 per share. These options vest annually through December 15, 1999. Of these options, 7,570 are exercisable at December 31, 1995. However, no options had been exercised by the end of 1995. The Company's employee stock options were granted at fair market value. Accordingly, no compensation expense was recorded related to these options. In connection with the initial public offering, the Company plans to adopt its own long-term incentive plan.

Postretirement/Postemployment Benefits

         The Company currently does not provide postretirement benefits other than pensions or postemployment benefits to its employees.

9.        SUBSEQUENT EVENTS

Recapitalization

         In order to effect a recapitalization of the Company (the "Recapitalization"), TDS, the sole shareholder of the Company, will adopt a Restated Certificate of Incorporation which will authorize (a) 60,000,000 Common Shares, $1.00 par value per share; (b) 60,000,000 Series A Common Shares, $1.00 par value per share and (c) 60,000,000 Series B Common Shares, $1.00 par value. In connection therewith, TDS plans to exchange, pursuant to an exchange agreement, all of the outstanding common stock of the Company for 19,086,000 Common Shares and 40,000,000 Series A Common Shares.

         The Recapitalization will be completed immediately prior to the effectiveness of the Registration Statement on Form S-1, as amended, (Registration No. 333-1514). The pro forma (loss) per common share for the three years ended December 31, 1995, gives effect to the Recapitalization as if it occurred on January 1, 1993.

         The Series A Common Shares are convertible on a share-for-share basis into Common Shares and are entitled to 15 votes per share.

                AMERICAN PORTABLE TELECOM, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1995


9.        SUBSEQUENT EVENTS (Continued)

Tax Allocation Agreement

         The Company plans to enter into a Tax Allocation Agreement with TDS under which the Company will continue to join in filing consolidated federal income tax returns with the TDS affiliated group unless TDS's ownership of the Company falls beneath 80%. For 1995, TDS will reimburse the Company for the reduction in the provision for federal income taxes reflected in TDS's consolidated statements of income resulting from the inclusion of the Company and its subsidiaries in the TDS affiliated group. For tax years beginning after December 31, 1995, TDS will no longer reimburse the Company on a current basis for losses or credits used by the TDS affiliated group. Instead, the Company will be compensated (by an offset to amounts the Company would otherwise be required to pay to TDS for federal income taxes) for TDS's use of tax benefits at such time as the Company could utilize such benefits on a separate return basis. The Company will be required to pay TDS an amount equal to the greater of the federal income tax liability of the Company, calculated as if it were a separate affiliated group (including any minimum tax liability, notwithstanding the absence of consolidated group liability for minimum tax), or the tax calculated using the highest marginal tax rate (before taking into account tax credits) of the TDS affiliated group. For financial reporting purposes, effective January 1, 1996, the Company will record a deferred tax asset associated with the net operating loss carryforwards and then assess the need for any valuation allowance associated with those carryforwards.

10.       CONSOLIDATED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                        March 31       June 30        Sept 30       Dec 31
                        --------       -------        -------       ------

Quarter Ended
1995
Net (loss)             $   (507)     $   (412)      $ (1,250)      $ (4,299)
Pro forma (loss)
   per Common Share    $   (.01)     $   (.01)      $   (.02)      $   (.07)
                       --------       --------       --------       --------
1994
Net (loss)             $   (253)     $   (220)      $   (512)      $   (298)
Pro forma
   per Common Share    $     --      $     --       $   (.01)      $   (.01)
                       --------      --------       --------       --------